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                                EXHIBIT 14(e)











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Form 5305-EA
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                               EDUCATION INDIVIDUAL RETIREMENT
(January 1988)                        CUSTODIAL ACCOUNT                        DO NOT File
Department of the Treasury                                                   With the Internal
Internal Revenue Service   (Under Section 530 of the Internal Revenue Code)    Revenue Service
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Name of Depositor             Depositor's Identification number
                                                                        Check if Amendment  [ ]
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Named of designated beneficiary                Designated beneficiary's indentification number

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Address of designated beneficiary              Date of Birth designated beneficiary

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NAme of responsible individual (generally the parent or guardian of the designated beneficiary)

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Address of responsible individual

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Name of Custodian  MARSHALL & ILSLEY           Address or principal place of business of
                   TRUST COMPANY               custodian
                                                   1000 North Water Street, Milwaukee, WI 53202
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        The depositor whose name appears above is establishing an education individual retirement custodial account under section 530 for the benefit of the designated beneficiary whose name appears above exclusively to pay for the qualified higher education expenses, within the meaning of section 530(b)(2), of such designated beneficiary.

The custodian named above has provided the depositor with a concise statement disclosing the provisions governing section 530. This disclosure statement must include an explanation of the statutory requirements applicable to, and the income tax consequences of establishing and maintaining an account under, section 530. Providing the depositor with a copy of Notice 97-60, 1997-46 I.R.B. 8 (November 17, 1997) is considered a sufficient disclosure statement. The custodian also will provide a copy of this form and the disclosure statement to the responsible individual, as defined in Article VI below, if the responsible individual is not the same person as the depositor.

        The depositor assigned the custodial account.... dollars ($.......) in cash.
        The depositor and the custodian make the following agreement:
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                                   Article I
        The custodian may accept additional cash contributions.
These contributions may be from the depositor, or from any other individual, for the benefit of the designated beneficiary, provided the designated beneficiary has not attained the age of 18 as of the date such contributions are made. Total contributions that are not rollover contributions described in section 530(d)(5) are limited to a maximum amount of $500 for the taxable year.

                                   Article II
        The maximum aggregate contribution that an individual may make to the custodial account in any year may not exceeed the $500 in total contributions that the custodial account can receive. In addition, the maximum aggregate contribution that an individual may make to the custodial account in any year is phased out for unmarried individuals who have modified adjusted gross income
(AGI) between $95,000 and $110,000 for the year of the contribution and for married individuals who file joint returns with modified AGI between $150,000 and $160,000 for the year of the contribution. Unmarried individuals with modified AGI above $110,000 for the year and married individuals who file joint returns and have modified AGI above $160,000 for the year may not make a contribution for that year. Modified AGI is defined in section 530(c)(2).

                                   Aticle III
No part of the custodial account funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common investment fund (within the meaning of section 530(b)(1)(D)).

                                  Article IV
        1. Any balance to the credit of the designated beneficiary on the date on which such designated beneficiary attains age 30 shall be distributed to the designated beneficiary within 30 days of such date.

        2. Any balance to the credit of the designated beneficiary shall be distributed to the estate of the designated beneficiary within 30 days of the date of such designated beneficiary's death.

                                   Article V
        The depostor shall have the power to direct the custodian regarding the investment of the above-listed amount assigned to the custodial account (including earnings thereon) in the investment choices offered by the custodian. The responsible individual, however, shall have the power to redirect the custodian regarding the investment of such amounts, as well as the power to direct the custodian regarding the investment of all additional contributions (including earning thereon) to the custodial account. In the event that the responsible individual does not direct the custodian regarding the investment of additional contributions (including earnings thereon), the initial investment direction of the despositor also will govern all additional contributions made to the custodial account until such time as the responsible individual otherwise directs the custodian. Unless otherwise provided in this agreement; the responsible individual also shall have the power to direct the custodian regarding the administration, management, and distribution of the account.

                                  Article VI
        The "responsible individual" named by the depositor shall be a parent or guardian of the designated beneficiary. The custodial account shall have only one responsible individual at any time if the responsible individual becomes incapacitated or dies while the designated beneficiary is a minor under state law, the successor responsible individual shall be the person named to succeed in that capacity by the preceding responsible individual in a witnessed writing or, if no successor is so named, the successor responisible individual shall be the designated beneficairy's other parent or succesor gaurdian. Unless otherwise directed by checking the option below, at the time that the designated beneficiary attains the age of majority under state law, the designated beneficiary becomes the rsponsible individual.

        ---- Option (This portion is effective only if checked):  The responsible individual shall continue to serve as the responsible indvidual for the custodial account after the designated beneficiary attains the age of majority under state law and until such time as all assets have been distributed from the custodial account and the custodial account terminates. If the responsible individual becomes incapacitated or dies after the designated beneficiary reaches the age of majority under state law, the responsible individual shall be the designated beneficiary.
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                                                            Form 5305-EA (1-98)
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Form 5305-EA (1-98)                                                       Page 2
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                                 ARTICLE VII

        The responsible individual______ may or ______ may not change the beneficiary designated under this agreement to another member of the designated beneficiary's family described in section 529(e)(2) in accordance with the custodian's procedures.

                                 ARTICLE VIII

        1. The depositor agrees to provide the custodian with the information necessary for the custodian to prepare any reports required under section 530(h).

        2. The custodian agrees to submit reports to the Internal Revenue Service and the responsible individual as prescribed by the Internal Revenue Service.

                                  ARTICLE IX

        Notwithstanding any other articles which may be added or incorporated, the provisions of Article I through IV will be controlling. Any additional articles that are not consistent with section 530 and related regulations will be invalid.

                                  ARTICLE X


        This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the depositor and the custodian whose signatures appear below.

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Note:  The following space (Article XI) may be used for any other provisions you want to add. If you do not want to add any other provisions, draw a line through this space. If you do add provisions, they must comply with applicable requirements of state law and the Internal Revenue Code.
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                                  ARTICLE XI

1. The entire amount contributed is a roll-over from another Education IRA:
   /  / Yes /  / No
2. Minimum Contribution: $500 annually.
3. All contributions will be invested in shares of Sentry Fund, Inc.
4. Custodian fees to be charged per calendar year against each custodial account:
        $5.00 Annual maintenance charge.
        $1.00 For each contribution in excess of one per calendar year. $5.00 For each distribution from the account, except the charge will be $1.00 for each installment distribution.
        $5.00 For each withdrawal of excess contributions.

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Depositor's signature.................................. Date...................

Custodian's signature.................................. Date...................

Witness' signature..................................... Date...................
  (Use only if signature of the depositor or the custodian is required to be witnessed.)
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GENERAL INSTRUCTIONS

Section references are to the Internal Revenue Code unless otherwise noted.

PURPOSE OF FORM

Form 5305-EA is a model custodial account agreement that meets the requirements of section 530(a) and has been automatically approved by the IRS. An education individual retirement account (Ed IRA) is established after the form is fully executed by both the depositor and the custodian. This account must be created in the United States for the exclusive purpose of paying the qualified higher education expenses of the designated beneficiary.

        Do not file Form 5305-EA with the IRS. Instead, keep it for your records.

        For more information, including information about the required disclosure you must get from your custodian, see Notice 97-60, 1997-46 I.R.B. 8 (November 17, 1997).

DEFINITIONS

CUSTODIAN. The custodian must be a bank or savings and loan association, as defined in section 408(n), or any person who has the approval of the IRS to act as custodian. Any person who may serve as a custodian of a traditional IRA may serve as the custodian of an Ed IRA.

DEPOSITOR.  The depositor is the person who establishes the custodial account.

Designated beneficiary. The designated beneficiary is the person on whose behalf the custodial account has been established.

RESPONSIBLE INDIVIDUAL. The responsible individual, generally, is a parent or guardian of the designated beneficiary. However, under certain circumstances, the responsible individual may be the designated beneficiary.

IDENTIFICATION NUMBERS

The depositor's and designated beneficiary's social security numbers will serve as their identification numbers. If the depositor is a nonresident alien and does not have an identification number, write "Foreign" in the block where the number is requested. The designated beneficiary's social security number is the identification number of his or her Ed IRA. An employer identification number (EIN) is required only for an Ed IRA for which a return in filed to report unrelated business income. An EIN is required for a common fund created for Ed IRAs.

SPECIFIC INSTRUCTIONS

ARTICLE XI. Article XI and any that follow may incorporate additional provisions that are agreed to by the depositor and custodian to complete the agreement. They may include, for example, provisions relating to: definitions, investment powers, voting rights, exculpatory provisions, amendment and termination, removal of the custodian, custodian's fees, state law requirements, treatment of excess contributions, and prohibited transactions with the depositor, designated beneficiary, or responsible individual, etc. Use additional pages as necessary and attach them to this form.

OPTIONAL PROVISIONS IN ARTICLE VI AND ARTICLE VII. Form 5305-EA may be reproduced in a manner that provides only those optional provisions offered by the custodian.

NOTE: Form 5305-EA may be reproduced and reduced in size for adaption to passbook purposes.
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